SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 16, 2001

Healthcare Recoveries, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-22585	61-1141758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Watterson Tower, Louisville, Kentucky	40218

(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (502) 454-1340

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On July 16, 2001, Healthcare Recoveries, Inc. (“HCRI”) announced that a South Carolina state trial court had entered an order dismissing all claims against HCRI and its client in an action brought by the plaintiff Estalita Martin. This announcement is contained in the press release attached hereto as Exhibit 99.1 which is incorporated herein by reference in its entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.

99.1	Text of Press Release of Healthcare Recoveries, Inc., dated July 16, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 16, 2001

Healthcare Recoveries, Inc.

	By:	/s/Douglas R. Sharps

Douglas R. Sharps Executive Vice President and Chief Financial Officer